UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 29, 2007

FIRST FINANCIAL CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	000-16759	35-1546989
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
One First Financial Plaza
Terre Haute, Indiana 47807
(Address of Principal Executive Offices, including Zip Code)
(812) 238-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(e) As previously reported by First Financial Corporation (the “Corporation”) in its Form 8-K filed on December 22, 2006, on December 19, 2006, the Compensation Committee of the Corporation approved an extension of the existing employment agreement (the “Employment Agreement”) between First Financial Bank, NA, the wholly-owned banking subsidiary of the Corporation, and Norman L. Lowery. The Corporation joined in the Employment Agreement. The Employment Agreement, as amended, was executed on August 29, 2007 and is filed as Exhibit 10.1.
     In addition, on August 29, 2007 the Corporation executed amendments and restatements to the First Financial Corporation 2005 Executives’ Deferred Compensation Plan, the First Financial Corporation 2005 Executives’ Supplemental Retirement Plan, and the First Financial Corporation 2005 Long-Term Incentive Plan, filed as Exhibit 10.5, Exhibit 10.6, and Exhibit 10.7, respectively. These plans were amended and restated in order to comply with the requirements and final regulations of Section 409A of the Internal Revenue Code of 1986, as amended, adding required language relating to separation from service, restricting the ability to make changes in the form and timing of distributions, and clarifying the payment of benefits in the event of a change in control, among other things.
Item 9.01. Financial Statements and Exhibits.
     (a) – (c) Not applicable.
     (d) Exhibits
10.1	Employment Agreement for Norman L. Lowery, dated August 29, 2007 and effective January 1, 2007

10.5	First Financial Corporation 2005 Executives’ Deferred Compensation Plan

10.6	First Financial Corporation 2005 Executives’ Supplemental Retirement Plan

10.7	First Financial Corporation 2005 Long-Term Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: August 31, 2007

FIRST FINANCIAL CORPORATION
By:	/s/ Michael A. Carty
Michael A. Carty
Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement for Norman L. Lowery, dated August 29, 2007 and effective January 1, 2007

10.5	First Financial Corporation 2005 Executives’ Deferred Compensation Plan

10.6	First Financial Corporation 2005 Executives’ Supplemental Retirement Plan

10.7	First Financial Corporation 2005 Long-Term Incentive Plan

4